Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for March 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	13
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	13

Paid in Full Balance	864,727.68
Repurchased Loans Balance	-
Curtailments Amount	42,651.79
Total Prepayment Amount	907,379.47

Cumulative
Number of Paid in Full Loans	40
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	40

Paid in Full Balance	3,990,667.31
Repurchased Loans Balance	-
Curtailments Amount	42,651.79
Total Prepayment Amount	4,033,319.10

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 19 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for March 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	0.39%
3 Months Avg SMM	0.58%
12 Months Avg SMM
Avg SMM Since Cut-off	0.58%

CPR	4.61%
3 Months Avg CPR	6.70%
12 Months Avg CPR
Avg CPR Since Cut-off	6.70%

PSA	598.41%
3 Months Avg PSA Approximation	1175.20%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1175.20%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 18 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for March 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)^12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 19 of 25	© COPYRIGHT 2002 Deutsche Bank